INVESTOR PRESENTATION Fundamental Banking with Blue Ocean Opportunities September 2018 NASDAQ: MVBF

Forward-Looking Statements & Non-GAAP Financial Measures This Presentation contains forward‐looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements are based on current expectations about the future and subject to risks and uncertainties. Forward‐looking statements include information concerning possible or assumed future results of operations of MVB Financial Corp. (the “Company”) and its subsidiaries. When words such as "believes," "expects," "anticipates," "may," or similar expressions occur in this Presentation, the Company is making forward‐looking statements. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward‐looking statements contained in this Presentation. Those factors include, but are not limited to: credit risk, changes in market interest rates, competition, economic downturn or recession, and government regulation and supervision. Additional factors that may cause our actual results to differ materially from those described in our forward‐looking statements can be found in the Company’s Annual Report on Form 10‐K for the year ended December 31, 2017, as well as its other filings with the SEC, which are available on the SEC website at www.sec.gov. Except as requiredbylaw,the Company undertakes no obligation to update or revise any forward‐looking statements. Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company's financial statements when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information in this Presentation is subject to change. The Company uses certain non‐GAAP financial measures, such as tangible common equity to tangible assets, to provide information useful to investors in understanding the Company’s operating performance and trends, and facilitate comparisons with the performance of the Company’s peers. The non‐GAAP financial measures used may differ from the non‐GAAP financial measures other financial institutions use to measure their results of operations. Non‐GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with U.S. GAAP. Reconciliations of these non‐GAAP financial measures to the most directly comparable U.S. GAAP financial measures are provided in the Appendix to this Presentation.

MVB Today MVB is an innovative financial holding company that provides banking and mortgage services to individuals andcorporateclientsintheMid‐Atlantic region and Fintech clients throughout the United States. Locations: 14 branches, 17 mortgage offices Why MVB? NASDAQ:  MVBF • Consistent growth Stock Price:  $18.27 (1) • Long term history of strong asset quality Market cap:  $207.1M (1) • Attractive markets Shares outstanding:  11.3M • Culture for talent acquisition Total Assets:  $1.7B Tangible Book Value Per Share:  $12.25  • Progressive approach to Fintech (1) Stock price and Market cap as of 08/29/18; from NASDAQ historical stock price data. Shares outstanding, Total Assets, and Tangible Book Value as of 06/30/18.

MVB Strategy 1 2 3 4 Complementary Continued Culture & Talent Speed, Service, Business Lines Organic Growth Acquisition Simplicity • Strategic shifts to  • History of strong  • Entrepreneurial  • Continuous focus  blue oceans Asset Quality mentality on client  • Think beyond  • Diversified  • “Yes, if” instead  experience present market  Portfolio of “No, because” • Streamline  footprint • Shareholder  processes • Diversified  Value • Team member  income streams education “The Fintech tsunami is brewing and banks are becoming yellow top taxis in an Uber world ‐ we must  modernize or become irrelevant!“ ‐Larry F. Mazza, CEO & President MVB Financial Corp., June 2018

MVB’s Portfolio of Businesses Commercial and Retail Fintech • 11 Branches in WV and 3 in VA • Companies that manage or move money with technology • 12 Commercial Lenders  • Corporate deposit and payments focus  • Commercial: Loans, Deposits, and Non‐interest Income • Non‐interest Income • Retail: Deposits, Interchange and Fee Income, Small  • Investment Income Business Loans, and Consumer Loans • “Building for the future: West Virginia leads the nation  in construction employment” (1) Mortgage • Headquartered in Fairfax, VA • 17 Loan production offices in select markets • Non‐interest Income • Loans • Deposits • Five of the 10 wealthiest counties in the U.S.  are located in the Washington D.C. metro area,  according to Forbes' 2017 rankings (2) Complementary Business Lines that Diversify Balance Sheet and Earnings Streams (1) WV News, 07/15/18. (2) Washington Business Journal, 07/18/17.

Strong Record of Organic Growth $ in Millions Total Assets YoY Growth Highlights from June 30, 2017 to June 30, 2018 CAGR 18% $1,800 $1,685  Area Percent Increase $1,600 $1,534  $1,384  $1,419  $1,400 Noninterest‐bearing Deposits 35.1% $1,200 $1,110  $987  $1,000 Service Fees 32.4% $800 $727  $600 $533  $414  Net Interest Income 13.8% $400 $200 Equity 12.9% $0 2010 2011 2012 2013 2014 2015 2016 2017 Q2 2018 Loans 10.2% Net Income from Continuing Operations $10.0 CAGR 21% $9.0 $8.0 $7.6 $6.6 $6.0 $5.4 $4.2 $4.3 $4.0 Continued Growth with Profitability $2.7 $2.7 $2.2 $2.0 Emphasis $0.0 2010 2011 2012 2013 2014 2015 2016 2017 YTD 2018 Note: YTD = Year to date as of June 30.

Financial Highlights

2018 Q2 Results

- Gross loans HFI increased 5.0% from prior quarter, 9.9% from year end, and 10.2% year-over-year
- Deposits increased 3.6% from prior quarter, 3.1% from year end, and 8.8% year-over-year
- Noninterest bearing deposits grew 14.8% from prior quarter, 30.2% from year end, and 35.1% year-over-year
- 2018 YTD net charge-offs of 0.05% of total loans
- Well-positioned with respect to the current interest rate environment

$ in thousands, except per share	FY 2016	FY 2017	2017 YTD	2018 YTD
Balance Sheet				
Total Assets	$1,418,804	$1,534,302	$1,507,053	$1,685,419
Gross Loans HFI	$1,052,865	$1,105,941	$1,102,378	$1,215,072
Total Deposits	$1,107,017	$1,159,580	$1,099,608	$1,195,868
Consolidated Capital (%)				
Tier 1 Risk-Based Ratio	11.92%	11.54%	11.33%	12.20%
CET 1 Ratio	10.11%	10.55%	10.32%	11.28%
Risk-Based Capital Ratio	15.36%	14.87%	14.66%	14.34%
Asset Quality (%)				
NPAs / Assets [1]	0.47%	0.72%	0.41%	0.66%
NCOs / Loans	0.24%	0.13%	0.07%	0.05%
Reserves / Gross Loans HFI	0.86%	0.89%	0.88%	0.88%
Profitability				
Net Income to Common Shareholders	$11,784	$7,077	$3,583	$5,182
ROAA [2]	0.91%	0.52%	0.54%	0.69%
ROAE [2]	10.50%	5.23%	5.45%	7.17%
Noninterest Inc. / Operating Rev. [3]	49.49%	47.44%	48.59%	44.71%
Net Interest Margin	3.22%	3.27%	3.25%	3.34%
Diluted EPS	$1.31	$0.68	$0.35	$0.47

Source: SEC filings and company documents.
Note: Reserves / Loans excludes loans held for sale. YTD = Year to date as of June 30.
(1) NPAs include non-accruing loans, 90+ days still accruing, and OREO.
(2) FY 2016 includes $3.9 million of net income from discontinued operations. Excluding this income, ROAA and ROAE would have been 0.63% and 7.30% for FY 2016 and 0.62% and 7.41% for YTD 2016.
(3) Non-GAAP financial measure. Please see "Non-GAAP Reconciliations" in this presentation for details.

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Strategic Talent Acquisition An Independent Bank Mindset that embraces the “Yes, if” Culture PMG Acacia BB&T Acquisitions 2012 2013 2015 Wells Fargo  Washington First ‐ BB&T Insurance 2013 Sandy Spring 2005 2017/2018 12 Team Members 23 Insurance Agents Lift Outs Sold in 2016 9Team Members HNB VA Commerce 2009‐ 2011 2013 11 Team Members 5Team Members Significant Management Ownership Drives Entrepreneurial Spirit

Loan Portfolio Diversified Blend of Commercial and Residential Lending Net Loans Held for Investment  Loan Portfolio Composition $1,400 CAGR 18% 450% CRE % $1,204  400% $1,200 Commercial $1,096  Capital Real Estate $1,044  350%   $1,024  Commercial  28% $1,000 Based 300% ‐ Business Risk   35% $792  $800 Total 250%   of   %   millions a   $617    in 200% as $600   Loans $442  150%   RE $400 $371    $292  100% Acquisition &  Development $200 Commercial 50% Consumer 7% Acquisition &  1% Home Equity Development  $0 0% 2010 2011 2012 2013 2014 2015 2016 2017 Q2 2018 5% –HVCRE 2% Net Loans HFI CRE Loans as a % of Total Risk‐Based Capital Residential 22% Source: Company documents and SNL Financial.

Commercial Real Estate Portfolio Diverse portfolio subsections CRE Loans AD&C Loans Apartments  Commercial  Hotels Nursing Homes Market Development 13% 7% 18% 15% Office Apartments &  3% Apartments Low  Multifamily Personal Lot Loans Income 5% 3% 2% Residential ‐ Speculative Other 6% 2% Residential  Development Office 9% 30% Nursing Homes 18% Retail 2% Storage Units 1% Storage Units 1‐4 Family Residential  2% Owner Occupied Retail 49% 15% Source: Company documents.

Asset Quality Trends Non‐Performing Loans / Total Loans NCOs / Average Loans 3.40% 0.70% 2.86% 2.92% 0.60% 2.90% 0.60% 0.52% 2.33% 2.35% 2.40% 2.24% 0.50% 1.93% 1.72% 0.40% 1.90% 0.42% 0.31% 1.35% 0.30% 0.35% 0.22% 1.40% 0.18% 0.20% 0.25% 0.10% 0.12% 0.90% 1.16% 0.10% 0.17% 0.17% 0.04% 0.88% 0.99% 0.88% 0.12% 0.40% 0.77% 0.78% 0.00% 0.07% 0.59% 0.03% ‐0.10% 0.14% ‐0.10% 2011 2012 2013 2014 2015 2016 2017 Q2 2018 2011 2012 2013 2014 2015 2016 2017 Q2 2018 MVBF Regional Peers MVBF Regional Peers Loan Loss Reserves / Gross Loans NPAs / Assets 1.60% 1.53% 1.53% 3.00% 2.65% 2.61% 2.59% 1.50% 1.43% 2.50% 1.40% 2.16% 1.30% 1.25% 1.23% 1.86% 2.00% 1.71% 1.20% 1.07% 1.50% 1.10% 1.50% 1.34% 1.00% 0.92% 0.93% 1.00% 0.90% 0.91% 0.80% 0.89% 0.88% 0.89% 0.86% 0.50% 0.76% 0.72% 0.81% 0.79% 0.65% 0.66% 0.70% 0.78% 0.78% 0.50% 0.12% 0.47% 0.60% 0.00% 2011 2012 2013 2014 2015 2016 2017 Q2 2018 2011 2012 2013 2014 2015 2016 2017 Q2 2018 MVBF Regional Peers MVBF Regional Peers Note: Nonperforming assets include nonaccruals, OREO, and 90+ days past due. Source: SEC filings and SNL Financial. Regional peers defined as public institutions headquartered in West Virginia, Maryland, Virginia, and the Washington D.C. MSA with assets between $750 million and $2.0 billion. Peer data reflects the most recent quarterly data publicly available.

NIM – Peer Comparison Four years of continued NIM expansion 4.20% 4.09% 4.00% 3.90% 3.79% 3.82% 3.80% 3.67% 3.60% 3.40% 3.38% 3.27% 3.22% 3.20% 3.07% 3.01% 3.00% 2014 2015 2016 2017 Q2 2018 MVBF Regional Peers Source: SEC filings and SNL Financial. Regional peers defined as public institutions headquartered in West Virginia, Maryland, Virginia, and the Washington D.C. MSA with assets between $750 million and $2.0 billion.

Deposit Growth with NIB Focus  $1,200,000 $1,161,313 16% $1,121,580 $1,092,507 14%  $1,000,000 $921,924 12%  $800,000 $771,004 10% millions   Deposits   in   Total  $600,000 8%   of   Balance %     a   as 6%    $400,000 Average NIB 4%  $200,000 2%  $‐ 0% 2014 2015 2016 2017 YTD 2018 NOW Money market checking Savings IRAs CDs Noninterest bearing demand deposits Source: Company documents. NIB deposits as a % of total deposits Average balances.

Retail Modernization • New leadership and  commitment • Strategic locations for new Branch  Banking Centers • Enhance consumer lending, deposits,  and fee income • Mix of traditional and digital Average Total Deposits per Branch ‐ $83.4 Million (1) Source: Company documents. (1) Year‐to‐date average balance as of 06/30/18.

Mortgage Volume Analysis $ in Millions Historical Volume Comparison (1)  2018 Dollar Volume by State (1) $1,800 DC Other WV 5% 2% 6% $1,643  MD 6% $1,600 $1,541  $1,400 $1,339  NC/SC $1,200 32% VA 49% $1,012  $1,000 $838  (2) $770  2018 Dollar Volume by Transaction Type  $800 $736  Refinance 10% $600 Construction  Refinance $400 16% $200 Purchase 57% Construction  $0 Origination 2013 2014 2015 2016 2017 2017 YTD 2018 YTD 17% Source: Company documents. YTD totals as of June 30. (1) Volume displayed by dollars closed. (2) Volume displayed by number of loans closed.

Expanded Fintech Strategy Keep Up Get Ahead 1. Offer Solutions to  3. Become Banking  Strengthen Client  Partner for Fintech  Relationships Companies GOAL Increase Positive  Exposure to  Fintech Trends 2. Utilize Productivity 4. Make Investments in  Enhancing Tools Fintech Companies

Fintech Differentiators – Distinct or Extinct NIB Growth Opportunity of $100MM+ from our Network of Current Clients and Technology Partners Target Segments Companies that use technology to  manage or move money Service Speed 1. Payments Processing ‐ Concierge Team ‐ Dedicated  2. Corporate Payments ‐ Needs Based  Onboarding Team Solutions ‐ Tailored, Risk‐Based  3. Hospitality and Gaming ‐ Executive Access  Due Diligence and Engagement 4. Prepaid Cards 5. Crowd Funding Simplicity 6. Specialty Escrow ‐ Technology Partner Agnostic ‐ Modular Solutions ‐ Compliance & Operations  Expertise

Investment Conclusions Continue Firing on All Cylinders in 2018 Quality Loan Improve  Continue Talent  Nurture the  Growth Deposit Mix  Acquisition “Yes, if” Culture Reward Shareholders by Executing on MVBF’s Differentiated Plan

“Being on Nasdaq and in the Russell 2000 Index are not a destination, they are only one part of the journey. We are thinking bigger.”   ‐ Larry F. Mazza CEO and President, MVB Financial Corp. Q&A Session Thank You for Joining Us Today

Appendix: Non-GAAP Reconciliation NONINTEREST INCOME / OPERATING REVENUE For the year ended, For the 6months ended, (Dollars in Thousands) 12/31/2016 12/31/2017 06/30/2017 06/30/2018 Total Noninterest Income 43,205 40,706 20,391 19,834 Less: Realized Gain on Securities (1,082) (731) (350) (326) Operating Noninterest Income 42,123 39,975 20,041 19,508 Net Interest Income 42,991 44,297 21,200 24,120 Plus: Operating Noninterest Income 42,123 39,975 20,041 19,508 Operating Revenue 85,114 84,272 41,241 43,628 Operating Noninterest Income 42,123 39,975 20,041 19,508 ÷ Operating Revenue 85,114 84,272 41,241 43,628 Noninterest Income / Operating Revenue (%) 49.49 47.44 48.59 44.71 TANGIBLE BOOK VALUE PER SHARE For the 6 months ended, (Dollars in Thousands) 06/30/2018 Goodwill 18,480 Core Deposit Intangibles 598 Total Intangibles 19,078 Total Equity 165,795 Less: Preferred Equity (7,834) Less: Total Intangibles (19,078) Tangible Common Equity 138,883 Tangible Common Equity 138,883 ÷ Common Shares Outstanding (000s) 11,338 Source: SEC filings and Company documents. Tangible Book Value per Share ($) 12.25

Contact Us MVB Financial Corp. 301 Virginia Avenue Fairmont, WV 26554 (304) 363‐4800 Investor Relations Lisa McCormick MVB Financial Corp. (304) 367‐8697